Exhibit 1.1

12,000,000 Shares

HRPT PROPERTIES TRUST

(a Maryland real estate investment trust)

Common Shares of Beneficial Interest
par value $.01 per share

PURCHASE AGREEMENT

October 16, 2007

Morgan Stanley & Co. Incorporated

RBC Capital Markets Corporation

UBS Securities LLC

c/o      Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036
as Representative of the several Underwriters

Ladies and Gentlemen:

HRPT Properties Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley is acting as representative (in such capacity, the “Representative”), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, par value $.01 per share, of the Company (the “Common Shares”) set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional 1,800,000 Common Shares to cover overallotments, if any.  The aforesaid 12,000,000 Common Shares (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the 1,800,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Shares”), are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-135110), including the related prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Shares under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

Section 1.               Representations and Warranties.

(a)           The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(i)            (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)           The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on June 19, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the

Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included in Schedule D, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any  post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Representative expressly for use in the Registration Statement (including the prospectus filed with the Original Registration Statement) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:01 A.M. (Eastern time) on October 16, 2007 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iii)          The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or  the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)          Each Issuer Free Writing Prospectus attached to Schedule B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein.

(v)           The Company is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.  Each of its subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or trust in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Each of the Company and its subsidiaries has full power and authority (corporate and other) to carry on its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to own, lease and operate its properties.  Each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation, partnership, limited liability company or trust, as the case may be, and is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(vi)          The financial statements of the Company and its subsidiaries, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.  Such financial statements of the Company, together with the related schedules and notes thereto, present fairly the consolidated financial position, results of operations, shareholders’ equity and changes in financial position of the Company and its subsidiaries, at the dates or for the respective periods therein specified and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved.  The pro forma financial statements and other pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (i) present fairly the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  The adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (i) present fairly the information shown therein and (ii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(vii)         The accounting firm that has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(viii)        All of the outstanding shares of beneficial interest of the Company have been duly authorized and are validly issued, fully paid, non-assessable (except as otherwise described in the Registration Statement) and free of preemptive or similar rights or other rights to subscribe for or to purchase securities provided for by law or by its Declaration of Trust or bylaws; the Shares to be issued and sold pursuant to this Agreement have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided hereunder, will have been validly issued and will be fully paid, non-assessable (except as otherwise described in the Registration Statement) and free of preemptive or similar rights; there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company, except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and except for awards under the Company’s incentive share award plans made in the ordinary course of business and shares issued to the Company’s external manager, Reit Management & Research LLC (the “Manager”) and its affiliates; all outstanding Common Shares, except for shares issued pursuant to the Company’s Incentive Share Award Plan and shares issued to the Manager and its affiliates, are listed on the New York Stock Exchange, Inc. (the “NYSE”) and the Company knows of no reason or set of facts which is likely to result in the delisting of such Common Shares or the inability to list the Shares; and there are no rights of holders of securities of the Company to the registration of Common Shares or other securities that would require inclusion of such Common Shares or other securities in the offering of the Shares.

(ix)           This Agreement has been duly authorized, executed and delivered by the Company.

(x)            The authorized capital of the Company, including the Common Shares, conforms as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus (or the documents incorporated therein by reference).

(xi)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein, (i) there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company and its subsidiaries, on a consolidated basis, other than transactions in the ordinary course of business, (iii) neither the Company nor its subsidiaries have incurred any material liabilities or obligations, direct or contingent, and (iv) the Company and its subsidiaries, on a consolidated basis, have not, (A) other than regular quarterly dividends, declared, paid or made a dividend or distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly owned subsidiaries to the Company), (B) issued any shares of beneficial interest of the Company or any of its subsidiaries or any options, warrants, convertible securities or other rights to purchase the shares of beneficial interest of the Company or any of its subsidiaries (other than the issuance of (i) Common Shares to the trustees and officers of the Company and the directors, officers and employees of the Manager, pursuant to the Company’s incentive share award plans, (ii) Common Shares to the Manager in payment of its incentive fee and (iii) up to 20,000,000 Common Shares in a controlled equity offering program through Cantor Fitzgerald & Co.) or (C) repurchased or redeemed shares of beneficial interest (except for 720 Common Shares repurchased from a former employee of the Manager), and (v) there has not been (A) any material decrease in the Company’s net worth or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing bank lines of credit) of the Company and its subsidiaries, on a consolidated basis.

(xii)          The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xiii)         Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

(xiv)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or (B) might materially and adversely affect the property or assets of the Company and its subsidiaries, taken as a whole, or (C) concerns the Company and is required to be disclosed in the Registration Statement or the Prospectus, or (D) could adversely affect the consummation of this Agreement and the issuance, purchase and sale of the Shares.  No contract or other document is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(xv)         The execution, delivery and performance by the Company of this Agreement, the issuance, offering and sale by the Company of the Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Third Amendment and Restatement of Declaration of Trust, as amended and supplemented (the “Declaration of Trust”), or the Amended and Restated By-laws, as amended, of the Company or the charter or by-laws or other organizational documents of any subsidiary of the Company, (ii) any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound, or (iii) any laws, administrative regulations or rulings or decrees to which the Company or any of its subsidiaries or their respective properties or assets may be subject.

(xvi)        No consent, approval, authorization or order of, or registration, filing or qualification with, any governmental body or regulatory agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Shares pursuant to this Agreement, except such as have been obtained or made and such as may be required under foreign and state securities or “Blue Sky” or real estate syndication laws.

(xvii)       Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries have good and marketable fee or leasehold title to all real properties described in the Registration Statement, the General Disclosure Package or the Prospectus as being owned or leased by them, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens, claims, encumbrances and restrictions which do not, either individually or in the aggregate, materially and adversely affect the current use or value thereof.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all leases to which the Company and each of its subsidiaries is a party which are material to the business of the Company and its subsidiaries, taken as a whole, are valid and binding.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no default under any such lease by the Company or any subsidiary of the Company or, to the Company’s knowledge, any tenant has occurred and is continuing which default would, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.  With respect to all properties owned or leased by the Company and each of its subsidiaries, the Company or such subsidiary has such documents, instruments, certificates, opinions and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no encumbrances or title exceptions which are material to the Company and its subsidiaries considered as a whole, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus), legal opinions and property insurance policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company or such subsidiary to have obtained.

(xviii)      The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries knows of any basis therefor.

(xix)         All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xx)          Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, after due investigation (i) the Company and its subsidiaries have been and are in compliance in all material respects with, and neither the Company nor its subsidiaries have any liability under, applicable Environmental Laws (as hereinafter defined) except for such non-compliance or liability which is not material to the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor its subsidiaries have at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or handled, Hazardous Materials (as hereinafter defined) on, to or from the real properties or other assets owned by the Company or its subsidiaries, except for such releases, disposals and handlings as would not be reasonably likely to cause the Company or its subsidiaries to incur liability which is material to the Company and its subsidiaries, taken as a whole; (iii) neither the Company nor its subsidiaries intend to use the real properties or other assets owned by them other than in compliance in all material respects with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the real properties or other assets owned by them, other than such matters as would not be reasonably likely to cause the Company or its subsidiaries to incur liability which is material to the Company and its subsidiaries, taken as a whole; (v) neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the real properties or the assets of the Company or its subsidiaries or arising out of their conduct, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur liability which is material to the Company and its subsidiaries, taken as a whole and that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (vi) none of the real properties owned by the Company or its subsidiaries is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law other than such inclusions or proposed inclusions as would not be reasonably likely to cause the Company or its subsidiaries to incur liability which is material to the Company and its subsidiaries taken as a whole.  As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous material as defined by any federal, state or local law, ordinance, rule or regulation relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Secs. 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(xxi)         Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (together, “permits”), including, without limitation, under any applicable Environmental Law, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.  All such permits are in full force and effect and each of the Company and its subsidiaries is in compliance with the terms and conditions of all such permits, except where the invalidity of such permits or the failure of such permits to be in full force and effect or the failure to comply with such permits will not in the aggregate have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

(xxii)        To the knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

(xxiii)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer, trustee or director purporting to act on behalf of the Company or any of its subsidiaries, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank accounts or used any corporate funds, except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

(xxiv)       All of the outstanding shares of beneficial interest of, or other ownership interests in, each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and, except as to subsidiaries that are partnerships, non-assessable, and, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, are or will be owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

(xxv)        Except as referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the subsidiaries of the Company owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity other than the issued capital shares of or interests in its subsidiaries, and the Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity other than the issued capital shares of or interests in its subsidiaries, except in each case for non-controlling positions acquired in the ordinary course of business.

(xxvi)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

(xxvii)      The Company and each of its subsidiaries maintains insurance, duly in force, with insurers of recognized financial responsibility; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; and neither the

Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(xxviii)     Neither the Company nor any of its officers and directors (as defined in the 1933 Act Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxix)       Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or an “investment adviser” as such term is defined in the Investment Advisers Act of 1940, as amended.

(xxx)        The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies the Company as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, for 2007 and subsequent years.  The Company qualified as a real estate investment trust under the Code for each of its taxable years from 1987 through 2006.

(xxxi)       No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected, except such defaults which, singly or in the aggregate, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxii)      The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer (or persons performing similar functions) by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared, (b) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent Annual Report on Form 10-K filed with the Commission, (c) are effective to perform the functions for which they were established and (d) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were correct when made.  The Company’s accountants and the audit committee of the board of trustees of the Company have been advised of (x) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xxxiii)     Except as otherwise disclosed in the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package, there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager, whether or not arising in the ordinary course of business, that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Advisory Agreement, dated as of January 1, 1998, as amended by Amendment No. 1 thereto, dated as of October 12, 1999, and Amendment No. 2 thereto, dated as of March 10, 2004 (the “Advisory Agreement”), between the Company and the Manager, each has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)           Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2.               Sale and Delivery to the Underwriters; Closing.

(a)           On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price per share of $10.07, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,800,000 Shares at the price per share set forth above less an amount equal to any distribution payable on the Initial Shares that is not paid on the Option Shares.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment of the purchase price for and delivery of the Initial Shares shall be made at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. on the 3rd business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made by wire transfer of immediately available funds to an account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of and receipt for, and to make payment of the purchase price for the Initial Shares, and the Option Shares, if any, which it has agreed to purchase.  The Representative, individually and not as representative of the several Underwriters may (but shall not be obligated to) make payment of the purchase price for the Initial Shares, and the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by Closing Time, or the relevant Date of Delivery, as the case may be, but any such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by the Representative not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

Section 3.               Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Immediately following the execution of this Agreement, the Company will prepare the Prospectus setting forth the number of Shares covered thereby and their terms not otherwise specified in the Statutory Prospectus, the Underwriters’ names, the price at which the Shares are to be purchased by the Underwriters from the Company, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Shares; the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters as many copies of the Prospectus as they shall reasonably request including, if requested by the Underwriters, in addition to or in lieu thereof, electronic copies of the Prospectus.  The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)           During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the reasonable opinion of the Representative, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) of the transmittal to the Commission for filing of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Shares or for additional information relating thereto, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)           During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b)), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Representative for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.  If reasonably requested by the Representative, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares, in form and substance satisfactory to the Representative, and, if required by the 1934 Act Regulations, shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(d)           The Company will deliver to the Representative a conformed copy of the Original Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).

(e)           The Company will furnish to the Representative, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with the offering, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations including, if requested by the Underwriters, in addition to or in lieu thereof, electronic copies of the Prospectus.

(f)            If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the sale of the Shares, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will either (i) forthwith prepare and furnish to the Representative an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in form and substance reasonably satisfactory to counsel for the Underwriters, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading.  If at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement in a manner reasonably satisfactory to the Representative, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)           The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, if applicable, that prior to the preparation of the Final Term Sheet in accordance with Section 3(c), the Underwriters are authorized to use the information with respect to the final terms of the Shares in communications conveying information relating to the offering to investors.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(h)           The Company will endeavor in good faith, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representative may designate; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or trust or to file any general consent to service of process.  In each jurisdiction in which the Shares have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

(i)            The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.  “Earning statement”, “make generally available” and “effective date” will have the meanings contained in Rule 158 of the 1933 Act Regulations.

(j)            The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds” in all material respects.

(k)           The Company will use its best efforts to effect the listing of the Shares on the NYSE.

(l)            The Company currently intends to continue to elect to qualify as a “real estate investment trust” under the Code, and use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

(m)          The Company will timely file any document which it is required to file pursuant to the 1934 Act prior to the termination of the offering of the Shares.

(n)           The Company will not, during a period of 60 days from the date of this Agreement, without the prior written consent of Morgan Stanley, register, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants to purchase Common Shares, other than (i) the Shares which are to be sold pursuant to this Agreement, (ii) Common Shares issued or to be issued pursuant to the Company’s incentive share award plans, (iii) Common Shares to be issued to the Manager in payment of its incentive fee, (iv) Common Shares to be issued as partial or full payment for properties directly or indirectly acquired or to be acquired by the Company or its subsidiaries; provided that, the Company shall have conditioned the issuance of such Common Shares upon the agreement of the recipients to the restrictions of this paragraph (n); (v) the issuance of Common Shares to any sponsor or underwriter of a unit investment trust; provided that, the unit investment trust shall have a limitation upon the sale of such Common Shares until the expiration of the 60-day period in this paragraph (n), and (vi) the registration of Common Shares on an omnibus shelf registration statement.

Section 4.               Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and filing of this Agreement, (iii) the preparation, issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of counsel for the Company, referred to in Section 5(b) hereof, and the Company’s accountants, (v) the qualification of the Shares under securities laws and real estate syndication laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the fee and disbursements of counsel for the Company or the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any

amendments or supplements thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (viii) the cost of printing or reproducing and delivering to the Underwriters copies of any Blue Sky Survey, (ix) the cost of providing any CUSIP or other identification numbers for the Shares, (x) any applicable Financial Industry Regulatory Authority (“FINRA”) filing fees, (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii) and (xii) any transfer taxes imposed on the sale of the Shares to the Underwriters.

If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.               Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)           At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(b)           At Closing Time the Representative shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto.

In rendering their opinion, Sullivan & Worcester LLP may rely upon an opinion, dated as of Closing Time, of Venable LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion.  In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, that their opinions, if any, with respect to subsidiaries organized in jurisdictions other than Massachusetts or Delaware are based on their review of statutes of such jurisdictions comparable to such Delaware statutes, and that their opinion with respect to the qualification of the Company and its subsidiaries to do business in jurisdictions other than their respective jurisdictions of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(c)           At Closing Time the Representative shall have received the favorable opinion, dated as of Closing Time, of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

(d)           The Representative shall have received at Closing Time an opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representative.

In rendering their opinion as aforesaid, Sidley Austin LLP may rely upon an opinion, dated as of Closing Time, of Venable LLP as to matters governed by Maryland law, and the opinion of Sullivan & Worcester LLP referred to above as to matters governed by Massachusetts law.  In addition, in rendering such opinion, such counsel may state that its opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law.

(e)           At Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no action, suit or proceeding at law or in equity shall be pending or to the knowledge of the Company threatened against the Company which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Prospectus, or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or in their earnings, business affairs or business prospects, whether or not arising in the ordinary course of business from that set forth in the Registration Statement, the Prospectus or the General Disclosure Package and (iii) no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company other than as set forth in the Prospectus; and the Representative shall have received, at Closing Time, a certificate of the President and Chief Operating Officer and the Chief Financial Officer of the Company, dated as of Closing Time, evidencing compliance with the provisions of this subsection (e) and stating that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of Closing Time.

(f)            At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, or since the respective dates as of which information is given in the General Disclosure Package, any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager, whether or not arising in the ordinary course of business; and the

Representative shall have received, at Closing Time, a certificate of the President or any Vice President of the Manager evidencing compliance with this subsection (f).

(g)           Concurrently with the execution and delivery of this Agreement, and at Closing Time prior to payment and delivery of the Shares, Ernst & Young LLP shall have furnished to the Representative a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Representative, confirming that they are an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement and the Prospectus or incorporated by reference therein.  Each such letter shall contain information of the type customarily included in accountants’ comfort letters to underwriters.

(h)           At the date hereof, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(i)            At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j)            In the event the Representative exercises the option described in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company included herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the Underwriters shall have received:

(i)            A certificate of the President and Chief Operating Officer and the Chief Financial Officer of the Company, dated such Date of Delivery, confirming that their certificate delivered at Closing Time pursuant to Section 5(e) hereof remains true as of such Date of Delivery.

(ii)           The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)          The favorable opinion of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)           A certificate of the President or any Vice President of the Manager confirming that his certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true as of such Date of Delivery.

(vi)          A letter from Ernst & Young LLP, in form and substance satisfactory to the Representative, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

Section 6.               Indemnification.  (a)  The Company hereby agrees to indemnify and hold harmless each Underwriter, their respective officers and directors and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(1)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(3)           against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any such failure, to the extent that any such expense is not paid under paragraph (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(b)           Each Underwriter agrees to indemnify and hold harmless the Company, each of the Company’s trustees, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 7.               Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters  shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Underwriters, bear to the aggregate initial offering price of the Shares.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased from the Company by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.  For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

Section 8.               Representations, Warranties and Agreements to Survive Delivery.   All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

Section 9.               Termination of Agreement. (a)  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or the Manager, whether or not arising in the ordinary course of business, which would make it, in the Representative’s reasonable judgment, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such to make it, in the Representative’s reasonable judgment, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Company’s Common Shares has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by Federal or New York authorities.

(b)           If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

Section 10.             Default.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Shares does not exceed 10% of the Initial Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Shares exceeds 10% of the Initial Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

Section 11.             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative c/o Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, NY 10036, Attention:  Ken Pott; and notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02458, Attention:  John C. Popeo, Secretary.

Section 12.             No Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.             Parties.   This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.             Governing Law and Time; Miscellaneous.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Specified times of day refer to New York City time.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO (THE “DECLARATION”), IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME “HRPT PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER THE DECLARATION, AS SO AMENDED AND SUPPLEMENTED, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY.  ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Treasurer

CONFIRMED AND ACCEPTED, as of

the date first above written:

MORGAN STANLEY & CO. INCORPORATED

RBC CAPITAL MARKETS CORPORATION
UBS SECURITIES LLC

By:                              Morgan Stanley & Co. Incorporated

By:	/s/ Kenneth G. Pott
Name: Kenneth G. Pott
Title: Managing Director

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Shares
Morgan Stanley & Co. Incorporated	3,270,000
RBC Capital Markets Corporation	1,512,000
UBS Securities LLC	1,512,000
Banc of America Securities LLC	756,000
Ferris, Baker Watts, Incorporated	756,000
Janney Montgomery Scott LLC	756,000
Morgan Keegan & Company, Inc.	756,000
Oppenheimer & Co. Inc.	756,000
Stifel, Nicolaus & Company, Incorporated	756,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	65,000
BMO Capital Markets Corp.	65,000
BNY Capital Markets, Inc.	65,000
Brean Murray, Carret & Co.	65,000
Comerica Securities, Inc.	65,000
Crowell, Weedon & Co.	65,000
Dominick & Dominick LLC	65,000
E*TRADE Securities LLC	65,000
First Southwest Company	65,000
Huntleigh Securities Corporation	65,000
Ladenburg Thalmann & Co. Inc.	65,000
Maxim Group LLC	65,000
National Securities Corp.	65,000
Newbridge Securities Corporation	65,000
SG America Securities, LLC	65,000
SunTrust Capital Markets, Inc.	65,000
Wedbush Morgan Securities Inc.	65,000
Wunderlich Securities, Inc.	65,000
Total	12,000,000

SCHEDULE B

Schedule of Issuer Free Writing Prospectus included in the General Disclosure Package

1.  None.

SCHEDULE C

Locked-Up Trustees and Executive Officers

Patrick F. Donelan
William A. Lamkin
Adam D. Portnoy
Barry M. Portnoy
Frederick N. Zeytoonjian
John A. Mannix
John C. Popeo
David M. Lepore
Jennifer B. Clark

SCHEDULE D

HRPT Properties Trust

12,000,000 Shares of Common Stock

Issuer:	HRPT Properties Trust

Symbol:	HRP (New York Stock Exchange)

Size:	$120,840,000

Shares offered by the Issuer:	12,000,000 Common Shares of beneficial interest, par value $.01 per share

Greenshoe offered by the Issuer:	15% (1,800,000 Common Shares of beneficial interest, par value $.01 per share)

Price to public:	$10.07 per share

Trade date:	October 16, 2007

Use of proceeds:

The company expects to use the net proceeds from this offering plus borrowings under its revolving credit facility to redeem all or a portion of its $300 million outstanding 8 3/4% Series B preferred shares.

Closing date:	October 19, 2007

CUSIP No.:	40426W101

Underwriters:

Morgan Stanley & Co. Incorporated
RBC Capital Markets Corporation
UBS Securities LLC
Bank of America Securities LLC
Ferris, Baker Watts, Incorporated
Janney Montgomery Scott LLC
Morgan Keegan & Company, Inc.
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
BB&T Capital Markets, A division of Scott & Stringfellow, Inc.
BMO Capital Markets Corp.
BNY Capital Markets, Inc.
Brean Murray, Carret & Co., LLC.
Comerica Securities, Inc.
Crowell Weedon & Co.
Dominick & Dominick LLC
E*Trade Securities LLC
First Southwest Company
Huntleigh Securities
Ladenburg Thalman & Co.
Maxim Group LLC
National Securities
Newbridge Securities Corp
SG Americas Securities LLC
Suntrust Robinson Humphrey, Inc.
Wedbush Morgan Securities Inc.
Wunderlich Securities, Inc.

A copy of the prospectus dated June 19, 2006 and related prospectus supplement dated October 16, 2007 relating to the offering may be obtained by contacting Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014, attention: Prospectus Department, or by e-mailing prospectus@morganstanley.com.

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

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Exhibit B

FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(c)

Certain Schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted Schedules to the Securities and Exchange Commission upon request.

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Exhibit C

October 16, 2007

Morgan Stanley & Co. Incorporated
RBC Capital Markets Corporation
UBS Securities LLC

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036
                as Representative of the several underwriters named in Schedule A to the Purchase Agreement

Re:          Proposed Public Offering by HRPT Properties Trust

Ladies and Gentlemen:

The undersigned, a shareholder and an executive officer and/or trustee of HRPT Properties Trust, a Maryland real estate investment trust (the “Company”), understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), as representative of the several underwriters named therein, proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the public offering of common shares of beneficial interest, par value $.01 per share (the “Common Shares”) of the Company.  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 60 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Morgan Stanley, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may nonetheless (a) transfer Common Shares by way of testate or intestate succession or by operation of law, (b) transfer Common Shares to members of the undersigned’s immediate family or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the

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undersigned or members of the undersigned’s immediate family, and (c) transfer Common Shares to charitable organizations; provided, however, in each case, the transferee shall have agreed in writing to be bound by the restrictions on transfer contained in the immediately preceding paragraph and such transfer is not effective until the agreement to be bound by the restrictions on transfer is executed by the transferee.

This letter shall terminate and be of no further force and effect unless the Purchase Agreement has been entered into and dated not later than October 19, 2007.

Very truly yours,

Signature:

Print Name:

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